Exhibit 99.1

Consolidated Financial Statements and Report of
Independent Certified Public Accountants

GB Key Biscayne Holdings, LLC
and Subsidiaries

As of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013, and 2012

Contents

Page

Report of Independent Certified Public Accountants	1 - 2

Consolidated balance sheets	3

Consolidated statements of operations	4

Consolidated statements of members’ deficit	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7 - 19

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members
GB Key Biscayne Holdings, LLC and Subsidiaries
We have audited the accompanying consolidated financial statements of GB Key Biscayne Holdings, LLC (a Delaware limited liability company) and subsidiaries which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, members’ deficit, and cash flows for each of the three years in the period ended December 31, 2014, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GB Key Biscayne Holdings, LLC and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton, LLP
Miami, Florida
April 9, 2015

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,

ASSETS

	2014	2013
Current assets:
Cash	$1,794,271	$1,376,231
Restricted cash	172,917	—
Due from MBS	3,354,151	2,499,317
Accounts receivable, net	3,123,819	3,488,014
Accounts receivable - related parties	19,813	62,504
Inventories	1,069,411	1,066,292
Prepaid expenses and other assets	777,856	954,300

Total current assets	10,312,238	9,446,658

Property and equipment, net	103,472,347	105,931,931

Restricted cash	1,927,126	778,923

Deferred financing costs, net	347,804	574,341

Other assets	783,576	—

Total assets	$116,843,091	$116,731,853

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$11,344,531	$11,044,765
Customer deposits	4,252,092	3,221,977
Due to members and affiliates	130,693	107,273
Current maturities of:
Long-term debt	3,200,273	2,362,271
Long-term debt – related party	—	1,851,852

Total current liabilities	18,927,589	18,588,138

Long-term debt	164,365,573	167,565,847

Total long-term liabilities	164,365,573	167,565,847

Members’ deficit	(66,450,071)	(69,422,132)

Total liabilities and members’ deficit	$116,843,091	$116,731,853

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,

	2014	2013	2012
Operating revenue:
Rooms	$45,553,420	$45,873,679	$41,591,294
Food and beverage	32,681,599	31,879,795	29,872,030
Other departmental revenue	8,178,349	7,213,517	8,118,219

Total operating revenue	86,413,368	84,966,991	79,581,543

Departmental expenses:
Rooms	11,038,004	11,268,608	10,228,763
Food and beverage	21,030,126	21,460,196	20,888,770
Other departmental expense	6,376,465	6,079,240	6,210,541

Total departmental expenses	38,444,595	38,808,044	37,328,074

Total departmental income	47,968,773	46,158,947	42,253,469

Operating expenses:
Property operations and maintenance	14,389,444	14,620,413	13,613,700
General and administrative	5,800,857	6,024,661	4,464,449
Sales and marketing	4,431,248	4,601,845	4,314,811
Management fees – RCHC	3,611,591	3,049,146	2,435,322
Asset management fees – related party	860,506	849,670	795,523
Depreciation	5,353,663	6,072,515	7,105,516

Total operating expenses	34,447,309	35,218,250	32,729,321

Net operating income	13,521,464	10,940,697	9,524,148

Other (expenses) income:
Non-operating gains	—	—	50,150
Interest expense	(10,420,345)	(10,934,894)	(11,287,191)

Total other expenses, net	(10,420,345)	(10,934,894)	(11,237,041)

Net income (loss)	$3,101,119	$5,803	$(1,712,893)

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

For the Years Ended December 31, 2014, 2013 and 2012

Balance at January 1, 2011	$(64,113,075)

Distributions	(547,669)

Net loss	(1,712,893)

Balance at December 31, 2012	(66,373,637)

Distributions	(3,054,298)

Net income	5,803

Balance at December 31, 2013	(69,422,132)

Distributions	(129,058)

Net income	3,101,119

Balance at December 31, 2014	$(66,450,071)

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2014	2013	2012
Cash flows from operating activities:
Net income (loss)	$3,101,119	$5,803	$(1,712,893)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,353,663	6,072,515	7,105,516
Amortization of deferred financing costs into interest expense	226,537	231,597	232,470
Provision for bad debts	38,720	12,328	21,537
Changes in assets and liabilities:
Restricted cash - current	(172,917)	—	—
Accounts receivable	368,166	269,820	(107,062)
Due from related parties	—	—	128,119
Due from MBS	(854,834)	(584,311)	(839,305)
Inventories	(3,119)	(98,579)	79,507
Other assets, current	176,444	3,927	265,741
Accounts payable and accrued expenses	299,766	2,494,832	892,419
Customer deposits	1,030,115	(1,758,727)	33,002
Net cash provided by operating activities	9,563,660	6,649,205	6,099,051

Cash flows from investing activities:
Change in restricted cash - noncurrent	(1,148,203)	(772,152)	(6,771)
Additions to property and equipment	(2,894,079)	(2,802,229)	(2,335,258)
Net cash used in investing activities	(4,042,282)	(3,574,381)	(2,342,029)

Cash flows from financing activities:
Principal payments on:
Long-term debt, including related party Term Loan B	(4,343,182)	(243,730)	(743,732)
Capital lease obligations	—	—	(284,875)
Related party debt	—	(142,288)	(201,400)
Due to members	23,420	9,721	(1,865,232)
Distributions to members	—	(2,870,366)	(402,932)
Costs of equity transactions in other assets	(783,576)	—	—
Net cash used in financing activities	(5,103,338)	(3,246,663)	(3,498,171)

Net increase (decrease) in cash and cash equivalents	418,040	(171,839)	258,851

Cash, beginning of year	1,376,231	1,548,070	1,289,219

Cash, end of year	$1,794,271	$1,376,231	$1,548,070

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$11,057,085	$10,110,567	$10,815,713

Supplemental disclosures of noncash activities:
Conversion of related party receivables to equity distributions (see Note B)	$129,058	$183,932	$144,737
Accrued interest added to Term Loan A principal (see Note F)	$—	$676,945	$—

The accompanying notes are an integral part of these consolidated financial statements.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE A - ORGANIZATION AND OPERATIONS

Nature of Business

GB Key Biscayne Holdings, LLC (the “Company”) is a Delaware limited liability company whose members are GenKB2, LLC (“GenKB2”), GB Hotel Holdings, LLC (“GB I”), GB Hotel Holdings II, Ltd. (“GB II”) and GB Resort, LLC (“GB Resort”) – (collectively the “Members”). The Company was formed on November 13, 2009 and operates pursuant to an Amended and Restated Limited Liability Agreement dated as of February 11, 2010 (the “Agreement”).

The Company, through its wholly-owned subsidiaries, GB/JT Hotel Partners, L.P. and GB/JT Management, LLC, owns a 302-room hotel (the “Hotel”) operated as The Ritz-Carlton Key Biscayne, which is located in South East Florida. The Ritz-Carlton Key Biscayne also houses 188 condominium units owned by third parties. Condominium owners have the opportunity to rent their units to the Company for use as additional hotel accommodations. Pursuant to an operating agreement (“Operating Agreement), the Hotel is managed by The Ritz-Carlton Hotel Company, L.L.C. (“RCHC”).

Principles of Consolidation

The consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 include operations of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Allocations and Distributions

The Company’s net profits and losses, except as specifically provided for in the Agreement, are generally allocated to the Members in proportion to their respective Sharing Ratios, as defined in the Agreement.

As of December 31, 2014 and 2013, the Members’ Sharing Ratios are as follows:

GB I	25.08%
GB II	24.92%
GB Resort	—%
GenKB2	50.00%

The Agreement also provides for a preferred return for GenKB2. The preferred return (“Preferred Return”) is determined by multiplying a preferred return rate in effect for each year to GenKB2’s Undistributed Initial Capital Amount, as defined. The Preferred Return rates are (i) 12% per annum until the second anniversary of the Agreement, or February 11, 2012, and (ii) LIBOR plus 900 basis points per annum thereafter as set forth in the Agreement. As of December 31, 2014 and 2013, the Undistributed Preference Amount, which effectively represents GenKB2’s cumulative unpaid Preferred Return, totaled approximately $16,141,243 and $12,125,778, respectively. As the preferred return is not mandatorily redeemable, no liability is recognized.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE A - ORGANIZATION AND OPERATIONS - Continued

Allocations and Distributions - Continued

All distributions made by the Company from Net Cash Flow from Operations, as defined in the Agreement, are to be distributed as follows: i) first 100% to GenKB2, until their Undistributed Preference Amount has been reduced to zero; and ii) thereafter, to the members, pro rata in accordance with their relative Sharing Ratios. All distributions made from Net Cash Flow from Net Capital Transaction Proceeds, as defined, are to be distributed as follows: i) first 100% to GenKB2, until their Undistributed Preference Amount, Undistributed Initial Capital Amount (as defined), and Undistributed Special Amount (as defined), are all reduced to zero; ii) next, an aggregate amount of $575,000 to GB I, to be distributed by GB I as outlined in the Agreement, iii) next, 100% to the Members, pro rata in accordance with their relative Undistributed Capital Amounts, as defined, until each Member’s Undistributed Capital Amount is reduced to zero; and iv) thereafter, pro rata in accordance with the Members’ relative Sharing Ratios.

As of December 31, 2014 and 2013, GenKB2’s Undistributed Initial Capital Amount was $32,500,000, and their Undistributed Special Amount totaled $5,000,000.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts, determining useful lives for depreciation, assessing the need for impairment charges and various other items. The Company evaluates these estimates and judgments on an ongoing basis and bases its estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

Concentrations of Credit Risk

The Company maintains cash balances in financial institutions which may at times exceed the amount covered by the Federal Deposit Insurance Corporation of $250,000 per account. The Company has not experienced any losses and does not believe it is exposed to any significant risk on cash and cash equivalent balances.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Distributions

The Company made distributions to Members of approximately $129,000, $3,054,000 and $548,000, respectively, during the years ended December 31, 2014, 2013 and 2012. Included in the equity distributions is approximately $129,000, $184,000 and $145,000 in 2014, 2013 and 2012, respectively, of receivables due from individuals and affiliates with ultimate ownership interest in the Company for charges incurred at the Hotel converted to equity distributions.

Cash Equivalents

The Company classifies all short-term, highly liquid investments with original maturities of three months or less as cash equivalents.

Restricted Cash

Restricted cash represents cash to be used for purchases of property and equipment pursuant to the Operating Agreement (see Note H) and cash to be used for property taxes pursuant to the Company’s mortgage loan agreement.

Due From MBS

The Company utilizes Marriott Business Services (“MBS”) to provide services for the Hotel including the management of the Hotel’s accounts receivable and accounts payable functions. The due from MBS balance represents the net amount of accounts receivable collected by MBS and liabilities that MBS has paid on behalf of the Hotel. As amounts are collected, they are paid to the Hotel on a periodic basis.

Accounts Receivable

The majority of the Company’s accounts receivable is due from Hotel guests for room occupancy, groups for events held at the Hotel, and credit card companies. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customers’ current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible.

Inventories

Inventories consist of retail merchandise, which is valued at weighted average cost, and food and beverage, which are valued on a first-in, first-out basis. All inventory is stated at the lower of cost or market. Operating stock, which represents items such as china, glass, silverware and linen, is charged to expense as it is purchased.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Deferred Financing Costs

Costs incurred with obtaining loans are capitalized and amortized over the term of the related loan on a straight-line basis, which approximates the effective interest method. Accumulated amortization was approximately $1,707,000 and $1,480,000 at December 31, 2014 and 2013, respectively. Amortization of deferred financing costs during the years ended December 31, 2014, 2013 and 2012 was approximately $227,000, $232,000 and $232,000 respectively. Amortization of deferred financing costs is recorded in interest expense in the accompanying consolidated statements of operations.

Cost of Equity Transactions

Incremental direct costs incurred to raise equity financing through new membership units are accounted for as a reduction of the equity proceeds received. Direct costs incurred before the membership units are issued are recorded in other assets – noncurrent on the accompanying consolidated balance sheets until the units are issued. If consummation of the equity offering is not probable, or the offering is aborted, such costs are expensed. As of December 31, 2014, approximately $784,000 of direct costs were incurred to raise equity financing and are included in other assets – noncurrent on the accompanying consolidated balance sheets. No such amounts were incurred as of December 31, 2013.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives of the various classes of depreciable assets:

Estimated Life

Land improvements	12½ years
Building	39 years
Building improvements	5 - 15 years
Furniture, fixtures and equipment	5 years

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be recoverable. The Company assesses recoverability of the carrying value of their long-lived assets by estimating their undiscounted future net cash flows. If the future undiscounted cash flows are less than the carrying value of their long-lived assets, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. During the years ended December 31, 2014, 2013, and 2012, the Company did not record any impairment.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, and accounts payable and accrued expenses are reflected in the accompanying consolidated balance sheets at cost, which approximates fair value given the short-term nature of these instruments.

Long-Term Debt

Due to a troubled debt restructuring that occurred during 2010 (see Note F), the Company’s mortgage note payable dated July 1, 2007 and amended and restated February 11, 2010 (referred to as the “Note B Mortgage” in Note F) is stated at an amount equal to the total future undiscounted cash flows, including principal and interest payments, to occur over the remaining term of the loan. Accordingly, all future interest payments relating to this loan will be recorded as a reduction to the balance of the loan, and no future interest expense relating to this loan will be recorded.

Other than Note B Mortgage described above, long-term debt is stated at the principal amount outstanding.

Income Taxes

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions (“ASC 740-10”). Under these provisions, companies must determine and assess all material positions existing as of the reporting date, including all significant uncertain positions, for all tax years that are open to assessment or challenge under tax statutes. Additionally, those positions that have only timing consequences are analyzed and separated based on ASC 740-10’s recognition and measurement model.

ASC 740-10 provides guidance related to uncertain tax positions for pass-through entities and tax-exempt not-for profit entities. ASC 740-10 also modifies disclosure requirements related to uncertain tax positions for nonpublic entities and provides that all entities are subject to ASC 740-10 even if the only tax position in question is the entity’s status as a pass-through.

As required by the uncertain tax position guidance, the Company recognizes the financial statements benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open and determined that there are no uncertain tax positions as of December 31, 2014 and 2013. With few exceptions, the Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2010.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes - Continued

In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of the Company is reported in the tax returns of the members in accordance with the terms of the Agreement. Accordingly, no provision has been made in the accompanying consolidated financial statements for any federal, state or local taxes. The Company’s policy is to record interest and penalties, if any, as a component of general and administrative expenses.

Revenue Recognition

The Company records revenues from room rentals, food and beverage sales, spa sales and retail merchandise sales. Revenues are recorded on an accrual basis as rooms are occupied and services are rendered or goods are provided. Amounts received in advance of guest stays are deferred until services are provided to the customer and are reflected as customer deposits on the accompanying consolidated balance sheets. The cost of complimentaries is charged to the respective department as an operating expense. Sales taxes collected are not included in revenue.

Advertising

RCHC provides all marketing and advertising relating to the Hotel. The Company pays RCHC 1% of the Hotel’s gross revenue as a marketing expense, pursuant to the Operating Agreement. Fees paid to RCHC for marketing are expensed as incurred. For the years ended December 31, 2014 , 2013, and 2012, the Hotel incurred approximately $861,000, $850,000 and $796,000, respectively, in marketing fees to RCHC, which is reflected in sales and marketing expense in the accompanying consolidated statements of operations.

NOTE C - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31:

	2014	2013

Trade accounts	$3,206,153	$3,564,708
Less: Allowance for doubtful accounts	82,334	76,694

Total	$3,123,819	$3,488,014

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE D - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following at December 31:

	2014	2013

Land	$29,270,967	$29,270,967
Land improvements	10,000,797	10,000,797
Building	94,160,383	94,160,383
Building improvements	8,029,860	7,710,371
Construction in progress	153,204	—
Furniture, fixtures and equipment	19,977,800	17,556,414

	161,593,011	158,698,932

Less: Accumulated depreciation	(58,120,664)	(52,767,001)

Property and equipment, net	$103,472,347	$105,931,931

Depreciation expense totaled approximately $5,354,000, $6,073,000 and $7,106,000 for the years ended December 31, 2014, 2013 and 2012, respectively, and is included in depreciation in the accompanying statements of operations.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at December 31:

	2014	2013

Trade accounts payable	$5,680,758	$3,797,205
State sales tax payable	992,059	910,794
Accrued compensation, bonuses and related payroll taxes	2,003,673	3,203,383
Accrued management fee due to RCHC	675,774	511,762
Accrued marketing and advertising due to RCHC	92,955	86,380
Accrued interest	—	622,791
Accrued expenses	1,899,312	1,912,450

Total	$11,344,531	$11,044,765

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE F - LONG-TERM DEBT

At December 31, 2014 and 2013, the Company’s long-term debt consisted of the following:

	2014	2013

Note A Mortgage	$160,000,000	$160,000,000
Note B Mortgage	4,609,299	4,853,025
Term Loan	2,956,547	6,926,945

Total long-term debt	167,565,846	171,779,970

Less: Current maturities of long-term debt	(3,200,273)	(4,214,123)

Total long-term debt, net of current maturities	$164,365,573	$167,565,847

Mortgage Loan Agreement

On May 10, 2006, the Company entered into a mortgage loan agreement with German American Capital Corporation (“GACC”), an unaffiliated lender, in the amount of $172,000,000. The GACC loan required interest only payments commencing on July 1, 2006 and was set to mature in June 2016. The loan was modified in 2007, in which the loan balance was increased by $26,000,000 and then split into two notes in the amount of $160,000,000 (“Note A Mortgage”) and $38,000,000 (“Note B Mortgage”), respectively. The loan was also extended to June 1, 2017, which is the current maturity date of both notes.

On February 11, 2010, the Company entered into a second renewed, amended and restated Note B agreement. Pursuant to this agreement, the Company prepaid $20,000,000 of principal of the outstanding balance of Note B Mortgage. In consideration of this prepayment, the lender reduced the remaining outstanding balance of the loan from $18 million to $4 million and lowered the interest rate. In accordance with ASC 470-60 Troubled Debt Restructurings by Debtors, the transaction was accounted for as a troubled debt restructuring, and a gain was recognized as the difference between the balance of the loan before the forgiveness and the total future undiscounted cash flows, including interest and principal, remaining after the restructuring. As a result, the carrying value of Note B Mortgage as of December 31, 2014 and 2013 is approximately $4,609,000 and $4,853,000, respectively, which includes $4,000,000 of future principal payments and approximately $609,000 and $853,000, respectively, of future interest payments, of which approximately $244,000 is due in 2015.

The Note A Mortgage and Note B Mortgage are secured by the Hotel’s property and equipment as well as the Company’s rights and interests in its leases, rents, Hotel revenue and security deposits. Both Note A Mortgage and Note B Mortgage bear interest at 6.093% per annum and require interest only payments until maturity, at which point the full principal balances are due.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE F - LONG-TERM DEBT - Continued

Term Loan

On May 2, 2011, the Company entered into a Term Loan Agreement (the “Term Loan”) with an unaffiliated lender in the amount of $6,750,000. The proceeds of the Term Loan were distributed to an affiliate under common ownership. In July 2012, the Company paid $500,000 of principal and accrued interest on the Term Loan. The Term Loan, as amended, required the Company to make quarterly principal payments of $500,000 plus related interest payments at 15% per annum commencing April 2, 2013 through May 1, 2014 and at 17% per annum for the period beginning May 2, 2014 through the maturity date of November 2, 2014, with a final principal payment of $2,750,000 due at maturity.

In April 2013, pursuant to Term Loan transfer agreements, the Term Loan was split into three separate term loans in the principal amounts of $4,398,148 (“Term Loan A”), $925,926 and $925,926 (collectively “Term Loan B”) with the Term Loan B holders being affiliates of the Company. In April 2013, Term Loan A and Term Loan B were in default with Term Loan B accruing interest at its 15% rate plus a default interest rate of 5% per annum, for a combined interest rate of 20%. As of December 31, 2013, principal and accrued interest on Term Loan B was approximately $1,852,000 and $493,000 respectively. Accrued interest is included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. The Company paid all principal and accrued interest on Term Loan B with payments made from January through April 2014.

As Term Loan A was in default, it was to incur interest at its stated 15% interest rate per annum plus a default interest rate of 5%, for a combined interest rate of 20%. However, in June 2014, the Company entered into a Settlement Agreement for Term Loan A that cured all defaults and retroactively revised Term Loan A’s interest rate to 6% per annum beginning August 1, 2013. The accompanying consolidated statements of operations reflect interest expense on Term Loan A at the 6% rate from August 1, 2013 through December 31, 2013. The Settlement Agreement added $676,945 of accrued interest to the principal balance of the loan effective August 1, 2013. The Settlement Agreement also requires principal and interest payments of $1,500,000 on June 12, 2014, $500,000 on June 30, 2014 and December 31, 2014, $750,000 on February 28, 2015 and April 30, 2015 and $1,523,684 at maturity on June 30, 2015. The Company has made all of the required 2014 principal and interest payments. As of December 31, 2014, and 2013, the principal remaining on Term Loan A was approximately $2,957,000 and $5,075,000, respectively. As of December 31, 2014, there was no unpaid accrued interest, and as of December 31, 2013, there was approximately $130,000 of accrued interest, which was included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

The Term Loan is guaranteed by GenMag Hard Assets, LLC, MagAFI, LLC and Gencom 2009, LLC, which are entities that ultimately own GenKB2, LLC.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE F - LONG-TERM DEBT - Continued

Future Principal Payout Schedule

The following is a summary of principal maturities of the two Mortgage Notes Payable, Term Loan A and Term Loan B through maturity. As discussed above with regards to the troubled debt restructuring, the carrying value of Note B includes future interest payments, so the amounts below include future interest payments on Note B.

Year Ending December 31,

2015	$3,200,273
2016	243,726
2017	164,121,847

$167,565,846

NOTE G - RELATED PARTY TRANSACTIONS

Related Party Debt

On August 19, 2008, individual affiliates loaned the Company approximately $922,000 for procurement of materials, goods, labor and services for the Hotel’s rooms renovation. This loan has an annual interest rate of 6.87%, requires monthly principal and interest payments of approximately $18,000. The loan matured in August 2013 and the remaining balance of approximately $142,000 was paid off.

Asset Management Agreement

The Company entered into an asset management agreement with an affiliate, Gencom Asset Management Company LP (“GAM”). On June 1, 2014, the asset management agreement was assigned to GHR, LLC (“GHR”), an affiliate of GAM (both GAM and GHR are referred to as “Asset Manager”). Under the terms of the agreement, the Asset Manager is entitled to a fee equal to 1.0% of gross revenues of the Hotel for providing certain services to the Company, as defined. The fee is due and payable each month. For the years ended December 31, 2014, 2013 and 2012, the Company incurred management fees of approximately $861,000, $850,000 and 796,000, respectively. These fees are included in asset management fees in the accompanying consolidated statements of operations. The balance due to members and affiliates on the accompanying consolidated balance sheets represents unpaid assigned management fees to Asset Manager.

The asset management agreement also provides for the Asset Manager to perform certain accounting, bookkeeping, and other similar services for the Company. The Company incurred fees of $100,000 for these services for the years ended December 31, 2014, 2013 and 2012, and these fees are included as a component of general and administrative in the accompanying consolidated statements of operations.
(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE G - RELATED PARTY TRANSACTIONS - Continued

Due to Members and Affiliates

Due to members and affiliates consists of the following as of December 31, 2014 and 2013:

	2014	2013

Due to Asset Manager:
Asset management fees	$85,666	$91,558
Accounting fees	8,333	8,333
Reimbursable expenses	23,842	7,382
Due to Gencom Platform, LLC	12,852	—

	$130,693	$107,273

The amounts due to the Asset Manager are for asset management and accounting services described in the Asset Management Agreement. Gencom Platform, LLC (“Platform”) is a related party through common ownership, and the amounts due to Platform are for expenses incurred by Platform on behalf of the Company.

NOTE H - AGREEMENTS WITH RCHC

Operating Agreement

RCHC is responsible for managing the Hotel’s daily operations in accordance with the Operating Agreement. The Operating Agreement’s initial term is 25 years and can be extended for up to an additional 50 years pursuant to certain conditions. The Operating Agreement provides for the following fees and expenses:

1.	Management fee – calculated as 3% of the Hotel’s Gross Revenue.

2.	Group marketing service fee – calculated as 1% of the Hotel’s Gross Revenue.

3.
Incentive fee – calculated as 20% of annual Adjusted House Profit, as defined in the agreement, in excess of $13,300,000 up to $14,500,000 (“Tier I”) plus 25% of Adjusted House Profit in excess of $14,500,000 (“Tier II”). The incentive fee threshold amounts are subject to future increases based on the agreement’s terms. As of December 31, 2014 and 2013, the adjusted threshold for Tier I and Tier II was approximately $13,477,000 and $14,693,000, respectively.

(continued)

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE H - AGREEMENTS WITH RCHC - Continued

Operating Agreement - Continued

For the years ended December 31, 2014 and 2013, the Company incurred the following fees related to RCHC:

	2014	2013	2012

Management fees	$2,592,402	$2,549,010	$2,386,568
Group marketing service fees	860,506	849,670	795,523
Incentive fees	1,019,189	500,136	48,754

	$4,472,097	$3,898,816	$3,230,845

Management and incentive fees are included in management fees-RCHC, and group marketing service fees are included in sales and marketing in the accompanying consolidated statements of operations.

Pursuant to the Operating Agreement, the Company is required to deposit into a restricted cash reserve account 4% of gross revenues to fund Routine Capital Expenditures, as defined in the Operating Agreement.

Rental Program Agreement

The Company has established a rental program with each individual condominium unit owner (“Unit Owner”), whereby the Unit Owner may elect to make their unit available for rent to guests of the Hotel (the “Rental Program”). RCHC manages the Rental Program on behalf of the Company. The net rental income, as defined in the Rental Program, is divided as follows: 45% to the Company, 45% to the Unit Owner and 10% service fee to RCHC. During the years ended December 31, 2014, 2013 and 2012, amounts paid by the Company under the Rental Program were approximately $6,346,000, $6,529,000 and $5,833,000, respectively, and are included in property operations and maintenance expense on the accompanying consolidated statements of operations.

Under the Rental Program, the Unit Owners are required to pay monthly amounts to the Hotel that are to be used to maintain the furniture fixtures and equipment for each Unit Owner’s respective condominium unit. Amounts received by the Hotel are recorded as a liability in accounts payable and accrued expenses on the accompanying consolidated balance sheets. The total liability related to this as of December 31, 2014 and 2013 is approximately $784,000 and $798,000, respectively.

GB Key Biscayne Holdings, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2014 and 2013

NOTE I - COMMITMENTS AND CONTINGENCIES

General

The Company is subject to claims and legal actions during the ordinary course of business. In the opinion of management, it is not reasonably possible that these matters will have a material adverse effect on the consolidated financial statements.

Leases

The Entity has non-cancelable operating leases for hotel and office equipment which expire at various dates through 2018. Rent expense totaled approximately $109,000, $94,000 and $101,000 for the years ended December 31, 2014, 2013 and 2012, respectively, and is included in property operations and maintenance in the accompanying statements of operations.

At December 31, 2014, minimum future annual rentals under operating leases are as follows:

Year Ending December 31,

2015	$208,615
2016	170,141
2017	28,952
2018	8,591

Total future minimum lease payments	$416,299

NOTE J - SUBSEQUENT EVENTS

The Company evaluated its December 31, 2014 and 2013 financial statements for subsequent events through April 9, 2015, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.